Monthly Certificateholders' Statement (K)

                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1996-1

Under subsection 5.3(b) of the Pooling and Servicing Agreement dated as of September 1, 1996 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and Chemical Bank, as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Loan Trust 1996-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on June 21, 1999 (the "Distribution Date") and the performance of the Trust during the month May, 1999 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

     1.   The Investor Certificateholder's Floating Allocation
           Percentage for the last day of the preceding
           Collection Period......................................    85.87%

     2.   The Investor Certificate distribution amount............   $13.59

     3.   The amount of Investor Certificate Interest  included in
           such distribution, the related Investor Certificate
           Rate and the portion
           thereof attributable to collections in
           respect of the Mortgage Loans.....................    $1.7507
           ..................................................     5.1113%
           ..................................................    $1.7507

     4.  The amount, if any, of any Unpaid Investor
          Certificate Interest Shortfall included in
          such distribution (and the amount of interest
          thereon)...........................................    $0.00
          ...................................................    $0.00

     5.  The amount, if any, of the remaining Unpaid
          Investor Certificate Interest Shortfall
          giving effect to such distribution.................    $0.00

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     6.  The amount, if any, of principal included in
          such distribution, separately stating the
          components thereof (including the portion
          thereof attributable to collections in respect of
          the Mortgage Loans)................................    $11.84

     7.  The amount, if any, of the reimbursement of
          previous Investor Loss Reduction Amount
          included such distribution..........................   $0.00

     8.  The amount, if any, of the aggregate
          unreimbursed Investor Loss Reduction
          Amounts after giving effect to such distribution....   $0.00

     9.  The Servicing Fee for such Distribution
          Date................................................    $0.17

     10.  After giving effect to such Distribution
           a. the Investor....................................  $393.50
           b. the Certificate Principal Balance...............  $373.50

     11.  After giving effect to such Distribution
           a. the Required Overcollateralization Amount.......   $11.20
           b. the basic Overcollateralization Amount..........    $9.55
           c. the Overcollateralization Amount................   $20.00

     12.   a. The Pool Balance as of the end of the
                preceding Collection Period..............  $56,824,022.67
           b. The number and aggregate of the Trust Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively at the close of business on the last day of the related Collection Period

                                 Number    Aggregate Balance
          30-59 days                0        $        0.00
          60-89 days                1        $   29,988.43
          90+ days                  5        $  334,895.20


     13.  The Accelerated Principal Distribution
           Amount, if any....................................    $0.00

     14.  The Certificate Insurance Draw Amount, if any.....     $0.00

     15.  The aggregate Liquidation Loss Amount for all
           Mortgage Loans that became Liquidated Mortgage
           Loans in the Preceding Collection Period.........     $0.00

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     16.  The Trust Balance of any Mortgage Loan,
           the related Mortgaged Property of which
           is acquired by the Trust through foreclosure.....     $0.48

     17.  The Pre-Funding Amount............................     $0.00

     18.  The aggregate Cut-Off Date Trust Balances of Subsequent
           Mortgage Loans purchased during the preceding Collection
           Period...........................................     $0.00

     19.  The amount on deposit in the Capitalized Interest
           Account..........................................     $0.00

     20.  The amount of any Basis Risk Payment included in such
           distribution......................................    $0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 16th day of June, 1999

                                       CHEVY CHASE BANK, F.S.B.
                                       as Servicer



                                       By: /S/ Carol Thomas
                                           -------------------
                                           Carol Thomas
                                           Vice President